EXHIBIT 99.1

MercadoLibre, Inc. Reports Third Quarter Financial Results

74.2 million Sold Items, up 55.8%, 62.3 million Total Payment Transactions, up 69.4%

Net Revenues of $370.7 million, growing 60.6% in USD, 79.4% on an FX neutral basis

Net Income of $27.7million, resulting in EPS of $0.63

BUENOS AIRES, Argentina, Nov. 02, 2017 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the third quarter ended September 30, 2017.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “Mercado Libre is now positioned more clearly than ever as one of the central engines of the digital revolution of the retail and fintech landscape in Latin America. In many ways, this quarter has been our best this year so far, and we are delighted to witness firsthand how the company is executing against the ambitious set of goals it has set forth. Our aspirations are clear. We will strive to become the preferred platform for our users facilitating their digital commerce, payments, and credit activities.”

Third Quarter 2017 Business Highlights

  Gross Merchandise Volume surpassed the $3 billion mark for the first time reaching $3,075.3 million dollars, and accelerating by almost 40 percentage points year on year to 50.7% in USD, while on an FX neutral basis GMV accelerated for the fourth consecutive quarter to 93.8% year on year.
  Items sold accelerated for the second consecutive quarter to 55.8% year on year to 74.2 million, delivering the fastest pace of unit volume growth in over five years.
  Unique buyers accelerated to 31.1% year-over-year driven by Brazil and Mexico. Colombia and Chile also delivering excellent performance, both accelerating unique buyers sequentially and year-over-year.
  Live listings being offered on Mercado Libre’s marketplace accelerated to 51% year on year during the third quarter of 2017 reaching 106 million listings, also being the first time the Company exceeded the 100 million mark.
  Mobile GMV penetration grew 1100 bps year-over-year to 47%, and is well on its way to represent 50% of total GMV.
  Items shipped through MercadoEnvíos reached 41.7 million, an 80.4% year-over-year growth driven by the most part by investments in free shipping, our loyalty program, Mercado Puntos, and customer acquisition. Mexico was one of the highlights of the quarter with items shipped growing 285% year-over-year.
  Total Payment Volume through MercadoPago increased 73.5% in USD and 86.0% on an FX neutral, basis reaching $3,667.1 million. Total Payment Transactions increased 69.4% year-over-year, ending the quarter with 62.3 million.
  Merchant Service business continues to go from strength to strength as one of the fastest growing non-marketplace business units. On a consolidated basis, off platform Total Payment Volume on an FX neutral basis grew 107.6% year-on-year.
  Mobile-point-of-sale devices sold in Brazil grew 447% and its TPV already represents 28% of the off platform total payment volume.

Third Quarter 2017 Financial Highlights

  Net revenues for the third quarter ascended to $370.7 million, a year-over-year increase of 60.6% in USD and 79.4% on an FX neutral basis.
  Marketplace revenues grew 69.1% in USD, and 97.5% on an FX neutral basis, while non-marketplace revenues grew 48.6% in USD and 54.0% on an FX neutral basis.
  Gross profit for the third quarter of 2017 was $175.8 million with a margin of 47.4%, compared to 63.1% in the third quarter of 2016. Most of the gross margin compression is attributed to increase in costs of providing free shipping.
  Total operating expenses were $148.3 million, up 61.3% year-over-year. As a percentage of revenues, operating expenses were 40.0% versus 39.8% during the same quarter last year.
  Income from operations was $27.5 million, down 48.7% year-over-year. As a percentage of revenues, it was 7.4%, versus 23.3% during the third quarter of 2016.
  Interest income grew to $14.2 million a 43.6% increase year-over-year.
  The company incurred $6.7 million dollars in financial expenses in the third quarter of 2017.
  Net income before taxes was $36.7 million, down 29.9% year-over-year.
  Income tax expense was $9.0 million during the third quarter, yielding a blended tax rate for the period of 24.5%.
  Net income as reported for the third quarter was $27.7 million dollars, resulting in basic net income per share of $63 cents.
  Net cash provided by operating activities was $16.1 million. Net increase in cash and cash equivalents was $78.4 million dollars for the three months ended September 30th (*).

(*) Three month period ended September 30th is calculated by taking the difference between nine months ended September 30th and six months ended June 30th

Third Quarter 2017 Corporate Highlights

The company declared a quarterly dividend of $0.150 per share; this quarterly dividend is payable on January 16, 2018 to stockholders of record as of the close of business on December 31, 2017.

The following table summarizes certain key performance metrics for the three months ended September 30th, 2017 and 2016.

	Three months ended September 30, (in MM)
	2016	2017	%YoY	%YoY Local Currency
Total confirmed registered users at the end of period	166.3	201.2	21.0%
New confirmed registered users during the period	7.7	10.0	29.5%
Gross merchandise volume	$2,040.2	$3,075.3	50.7%	93.8%
Number of successful items sold	47.6	74.2	55.8%
Number of successful items shipped	23.1	41.7	80.4%
Total payment volume	$2,114.0	$3,667.1	73.5%	86.0%
Total volume of payments on marketplace	$1,519.9	$2,592.9	70.6%
Tota payments transactions	36.8	62.3	69.4%
Unique Buyers	12.4	16.3	31.1%
Unique Sellers	4.0	4.6	14.1%

(*) The table above may not total due to rounding.

 Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17
Brazil	62%	64%	66%	60%	71%
Argentina	68%	60%	58%	44%	51%
Mexico	36%	29%	55%	80%	82%
Venezuela	152%	199%	291%	353%	571%
Others	33%	42%	36%	34%	55%
Total	66%	68%	79%	65%	79%

 Table of Year-on-Year USD Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17
Brazil	76%	92%	106%	75%	75%
Argentina	4%	4%	48%	30%	30%
Mexico	19%	8%	40%	76%	91%
Venezuela	-22%	-10%	19%	90%	42%
Others	33%	46%	47%	39%	57%
Total	37%	42%	74%	59%	61%

Conference Call and Webcast

The Company will host a conference call and audio webcast on November 2nd, 2017 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 58231198) and requesting inclusion in the call for Mercado Libre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2016 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using MercadoPago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Items sold – Measure of the number of items sold/purchased through the Mercado Libre Marketplace.

Items shipped- Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July’12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July ’12, registration and confirmation take place in the same step of the registration flow.

Unique Buyers – New or existing buyers with at least one purchase made in the period.

Unique Sellers – New or existing sellers with at least one sale made in the period.

About Mercado Libre

Founded in 1999, Mercado Libre is Latin America's leading e-commerce technology company. Through its primary platforms, Mercado Libre.com and Mercado Pago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

Mercado Libre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The Mercado Libre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets
(In thousands of U.S. dollars, except par value)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$461,198	$234,140
Short-term investments	175,165	253,321
Accounts receivable, net	28,564	25,435
Credit cards receivables, net	406,883	307,904
Loans receivable, net	51,843	6,283
Prepaid expenses	8,199	15,060
Inventory	2,309	1,103
Other assets	47,995	26,215
Total current assets	1,182,156	869,461
Non-current assets:
Long-term investments	45,550	153,803
Property and equipment, net	136,101	124,261
Goodwill	95,249	91,797
Intangible assets, net	24,642	26,277
Deferred tax assets	66,163	45,017
Other assets	68,431	56,819
Total non-current assets	436,136	497,974
Total assets	$1,618,292	$1,367,435
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$181,557	$105,106
Funds payable to customers	519,420	370,693
Salaries and social security payable	61,168	48,898
Taxes payable	27,923	27,338
Loans payable and other financial liabilities	24,701	11,583
Other liabilities	1,400	6,359
Dividends payable	6,624	6,624
Total current liabilities	822,793	576,601
Non-current liabilities:
Salaries and social security payable	22,124	16,173
Loans payable and other financial liabilities	309,444	301,940
Deferred tax liabilities	40,435	34,059
Other liabilities	17,340	9,808
Total non-current liabilities	389,343	361,980
Total liabilities	$1,212,136	$938,581

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,157,364 shares issued and outstanding at September 30,
2017 and December 31, 2016	$44	$44
Additional paid-in capital	70,674	137,982
Retained earnings	612,269	550,641
Accumulated other comprehensive loss	(276,831)	(259,813)
Total Equity	406,156	428,854
Total Liabilities and Equity	$1,618,292	$1,367,435

Consolidated statements of cash flows
(In thousands of U.S. dollars, except par value)

	Nine Months Ended September 30
	2017	2016

Cash flows from operations:
Net income	$81,500	$85,017
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized Devaluation Loss, net	28,463	5,162
Impairment of Long-Lived Assets	2,837	13,717
Depreciation and amortization	29,953	20,698
Accrued interest	(16,391)	(12,643)
Non cash interest and convertible bonds amortization of debt discount and amortization of debt issuance costs	9,234	9,122
LTRP accrued compensation	28,734	19,251
Deferred income taxes	(14,769)	(5,895)
Changes in assets and liabilities:
Accounts receivable	(13,380)	(2,409)
Credit Card Receivables	(113,514)	(92,811)
Prepaid expenses	6,800	(272)
Inventory	(1,172)	(1,048)
Other assets	(31,528)	(15,865)
Accounts payable and accrued expenses	71,794	13,852
Funds payable to customers	151,635	100,322
Other liabilities	3,703	136
Interest received from investments	18,490	11,348
Net cash provided by operating activities	242,389	147,682
Cash flows from investing activities:
Purchase of investments	(3,180,633)	(2,548,060)
Proceeds from sale and maturity of investments	3,371,543	2,525,118
Payment for acquired businesses, net of cash acquired	—	(7,284)
Purchases of intangible assets	(84)	(49)
Advance for property and equipment	(12,777)	(6,129)
Changes in principal of loans receivable, net	(46,951)	—
Purchases of property and equipment	(39,280)	(55,510)
Net cash provided by (used in) investing activities	91,818	(91,914)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	13,153	3,892
Payments on loans payable and other financing liabilities	(4,304)	(6,492)
Dividends paid	(19,871)	(17,795)
Purchase of convertible note capped call	(67,308)	—
Net cash used in financing activities	(78,330)	(20,395)
Effect of exchange rate changes on cash and cash equivalents	(28,819)	(14,259)
Net increase in cash and cash equivalents	227,058	21,114
Cash and cash equivalents, beginning of the period	$234,140	$166,881
Cash and cash equivalents, end of the period	$461,198	$187,995

Consolidated statements of income
(In thousands of U.S. dollars, except for share data)

	Nine Months Ended September 30		Three Months Ended September 30,
	2017	2016	2017	2016
Net revenues	$961,117	$588,121	$370,661	$230,847
Cost of net revenues	(444,879)	(213,993)	(194,834)	(85,199)
Gross profit	516,238	374,128	175,827	145,648
Operating expenses:
Product and technology development	(93,019)	(72,223)	(32,380)	(26,066)
Sales and marketing	(207,925)	(107,743)	(84,139)	(39,723)
General and administrative	(91,575)	(64,061)	(31,766)	(26,150)
Impairment of Long-Lived Assets	(2,837)	(13,717)	—	—
Total operating expenses	(395,356)	(257,744)	(148,285)	(91,939)
Income from operations	120,882	116,384	27,542	53,709

Other income (expenses):
Interest income and other financial gains	37,020	25,192	14,200	9,892
Interest expense and other financial losses	(19,686)	(18,807)	(6,709)	(6,492)
Foreign currency (loss) / gain	(19,475)	(5,062)	1,622	(4,823)
Net income before income tax expense	118,741	117,707	36,655	52,286

Income tax expense	(37,241)	(32,690)	(8,989)	(13,374)
Net income	$81,500	$85,017	$27,666	$38,912

	Nine Months Ended September 30		Three Months Ended September 30,
	2017	2016	2017	2016
Basic EPS
Basic net income
Available to shareholders per common share	$1.85	$1.93	$0.63	$0.88
Weighted average of outstanding common shares	44,157,364	44,157,215	44,157,364	44,157,341
Diluted EPS
Diluted net income
Available to shareholders per common share	$1.85	$1.93	$0.63	$0.88
Weighted average of outstanding common shares	44,157,364	44,157,215	44,157,364	44,157,341

Cash Dividends declared (per share)	0.450	0.450	0.150	0.150

Financial results of reporting segments

	Three Months Ended September 30, 2017
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$229,475	$91,308	$22,604	$9,751	$17,523	$370,661
Direct costs	(182,858)	(56,210)	(36,038)	(4,582)	(14,409)	(294,097)
Direct contribution	46,617	35,098	(13,434)	5,169	3,114	76,564

Operating expenses and indirect costs of net revenues						(49,022)
Income from operations						27,542

Other income (expenses):
Interest income and other financial gains						14,200
Interest expense and other financial losses						(6,709)
Foreign currency gains						1,622
Net income before income tax expense						$36,655

	Three Months Ended September 30, 2016
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$131,003	$69,983	$11,807	$6,885	$11,169	$230,847
Direct costs	(77,012)	(39,026)	(10,353)	(3,462)	(7,943)	(137,796)
Direct contribution	53,991	30,957	1,454	3,423	3,226	93,051

Operating expenses and indirect costs of net revenues						(39,342)
Income from operations						53,709

Other income (expenses):
Interest income and other financial gains						9,892
Interest expense and other financial losses						(6,492)
Foreign currency losses						(4,823)
Net income before income tax expense						$52,286

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures as non-GAAP measure.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2016 and applying them to the corresponding months in 2017, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month periods ended September 30, 2017:

	Three-months Periods Ended September 30, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2017	2016	Percentage Change	2017	2016	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$370.7	$230.8	60.6%	$414.0	$230.8	79.4%
Cost of net revenues	(194.8)	(85.2)	128.7%	(202.0)	(85.2)	137.1%
Gross profit	175.8	145.6	20.7%	212.0	145.6	45.6%

Operating expenses	(148.3)	(91.9)	61.3%	(160.9)	(91.9)	75.0%
Income from operations	27.5	53.7	-48.7%	51.2	53.7	-4.8%

(*) The table above may not total due to rounding.

CONTACT:
MercadoLibre, Inc.
Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com